Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S‑8 of our report dated June 10, 2024, relating to the consolidated financial statements of Trump Media & Technology Group Corp. (the “Company”), which are included by reference in the Registration Statement on Form S-8 (No. 333-).

/s/ Semple, Marchal & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
November 5, 2024